UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): October 20, 2006

DEVCON INTERNATIONAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-07152	59-0671992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 South Federal Highway, Suite 500

Boca Raton, Florida 33432

(Address of principal executive office)

Registrant’s telephone number, including area code (954) 429-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Please refer to the discussion in Item 3.02. below, which is incorporated into this Item 1.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On March 6, 2006, Devcon International Corp., a Florida corporation (the “Company”), issued to three accredited institutional investors (collectively, the “Investors”) at an initial closing under that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of February 10, 2006, an aggregate principal amount of $45 million of notes (the “Notes”) along with warrants (the “Warrants”) to acquire an aggregate of 1,650,943 shares of common stock (“Common Stock”), par value $0.10 per share, of the Company at an exercise price of $11.925 per share. The issuance of the Notes and the Warrants was completed as an initial step to the private placement of 45,000 shares of Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”), par value $.10 per share, of the Company.

Effective October 20, 2006, the Company completed the private placement to the Investors of 45,000 shares of Series A Convertible Preferred Stock in exchange for Notes bearing an aggregate principal amount equal to $45 million and for no additional consideration. The shares of Series A Convertible Preferred Stock were issued to the Investors in accordance with the terms of that certain Securities Purchase Agreement. The proceeds of the private placement were approximately $44,470,000 and were used for the acquisition of all of the outstanding capital stock of Guardian International, Inc., a Florida corporation (“Guardian”), as well as working capital and general corporate purposes.

Each share of Series A Convertible Preferred Stock is entitled to a liquidation preference equal to $1,000 per share and is convertible into 4,716,981 shares of Common Stock, representing a conversion price equal to $9.54 per share. The conversion price of the Series A Convertible Preferred Stock and the exercise price of the Warrants is subject to certain anti-dilution adjustments.

The foregoing summary of each of the Securities Purchase Agreement, the Notes and the Warrants is not complete and is qualified in its entirety by reference to the Securities Purchase Agreement, the Form of Promissory Note, and the Form of Warrant, which are filed herewith as Exhibit 10.1, 10.2, and 10.3 respectively, and which are incorporated by reference herein to Exhibit 10.3, 10.1 and 10.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2006. Additionally, for more detailed information concerning the Series A Convertible Preferred Stock, reference is made to the Certificate of Designations of the Series A Convertible Preferred Stock, which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

The offer and sale of the Series A Convertible Preferred Stock, the Notes, the Warrants and the shares of Common Stock underlying the Series A Convertible Preferred Stock and the Warrants as well as any dividends paid in the form of Common Stock on the Series A Convertible Preferred Stock to the Investors were or will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), as the securities were or will be issued and sold to accredited institutional investors pursuant to Regulation D or exchanged for existing securities pursuant to Section 3(a)(9) of the Securities Act. None of these securities has been registered under the Securities Act of 1933, as amended. On October 23, 2006, the Company filed a preliminary registration statement on Form S-3 for the resale of the shares of Common Stock underlying the Series A Convertible Preferred Stock, the Warrants and any dividends paid in the form of Common Stock on the Series A Convertible Preferred Stock. In the event the Company is unable to complete such registration in a timely fashion, the Company has agreed to make compensatory payments.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Document
4.1	Certificate of Designations of Series A Convertible Preferred Stock.

10.1	Securities Purchase Agreement, dated as of February 10, 2006, among the Company and the buyers named therein (incorporated by reference to Exhibit 10.3 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2006).

10.2	Form of Promissory Note (incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2006).

10.3	Form of Warrant (incorporated by reference to Exhibit 10.2 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2006).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Date: October 26, 2006	By:	/s/ Stephen J. Ruzika
Stephen J. Ruzika
Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Designations of Series A Convertible Preferred Stock

10.1	Securities Purchase Agreement, dated as of February 10, 2006, among the Company and the buyers named therein (incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2005).

10.2	Form of Promissory Note (incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2006).

10.3	Form of Warrant (incorporated by reference to Exhibit 10.2 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2006).

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